Exhibit 10.25.1

AMENDMENT OF EDISON INTERNATIONAL EXECUTIVE INCENTIVE COMPENSATION PLAN AND 2014 EXECUTIVE ANNUAL INCENTIVE PROGRAM
Adopted: December 10, 2014

Edison International Executive Incentive Compensation Plan. The following new Section 15 is hereby added to the Edison International Executive Incentive Compensation Plan, effective immediately:
“15.    Claw-Back. Notwithstanding any provision of this Plan to the contrary, this Plan, any award under this Plan, and any payment that may be made in respect of an award under this Plan, shall be subject to any recoupment, “clawback” or similar provisions of applicable law, as well as the Company’s Incentive Compensation Clawback Policy, as in effect from time to time, and any other recoupment or similar policies of the Company that may be in effect from time to time.”

Edison International 2014 Executive Annual Incentive Program. The following new Section 4.8 is hereby added to the Edison International 2014 Executive Annual Incentive Program, effective immediately:
“4.8    Claw-Back. Notwithstanding any provision of the Program to the contrary, the Program, any Award under the Program, and any payment of an Annual Incentive under the Program, shall be subject to any recoupment, “clawback” or similar provisions of applicable law, as well as the Corporation’s Incentive Compensation Clawback Policy, as in effect from time to time, and any other recoupment or similar policies of the Corporation that may be in effect from time to time.”